UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2019 (June 5, 2019)

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security

(a) The annual meeting of stockholders of the Company was held on June 5, 2019.

(b) At the annual meeting, the stockholders elected the Company’s ten nominees for director to serve for a one-year term beginning at the 2019 annual meeting and expiring at the 2020 annual meeting of stockholders. The stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019 and approved the Company’s executive compensation. The final voting results are set forth below.

(1)	Election of directors (majority voting):

Nominee	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
James J. Barrese	25,548,887	77,717	29,886	767,237
Naomi M. Bergman	25,549,574	77,404	29,512	767,237
Jeffrey D. Jones	25,202,256	424,003	30,231	767,237
Sachin S. Lawande	25,548,340	78,366	29,784	767,237
Joanne M. Maguire	25,549,511	77,454	29,525	767,237
Robert J. Manzo	25,546,293	80,423	29,774	767,237
Francis M. Scricco	25,549,038	77,678	29,774	767,237
David L. Treadwell	25,150,501	476,202	29,787	767,237
Harry J. Wilson	25,202,387	424,215	29,888	767,237
Rouzbeh Yassini-Fard	25,548,245	78,249	29,996	767,237

(2)	Ratification of the appointment of Ernst & Young LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
26,278,553	113,756	31,418	N/A

(3)	Provide advisory approval of the Company’s executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
21,721,569	3,802,118	132,803	767,237

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On June 5, 2019, the Board of Directors of the Company re-appointed Mr. Francis M. Scricco as the non-executive Chairman of the Board of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 7, 2019	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel